MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement ("Agreement") is entered into effective January 1, 2013 (the “Effective Date”), between Scores Holding Company, Inc., a Utah corporation (“Scores”), and Metropolitan Lumber, Hardware and Building Supplies, Inc., a New York corporation (“MLH”). In consideration of the premises, it is agreed as follows:

1.	Background and Purpose.

a)                  Scores is engaged in the business (the “Business”), of licensing the “Scores” trademarks and other intellectual property to gentlemen’s nightclubs with adult entertainment in the United States and other locations. Scores is a publicly-held company, and is subject to the reporting requirements of the Securities Exchange Act of 1934.

b)                  Scores requires managerial support to enable it to manage the Business and to comply with its reporting and other obligations as a publicly-held company.

c)                  Key personnel of MLH have substantial expertise in the Business that is useful to Scores. Such key personnel have been providing managerial and other services to Scores since January 2009 pursuant to an oral arrangement between the parties. The parties intend hereby to memorialize the understanding whereby Scores will continue to obtain management and compliance services from MLH, and MLH shall continue to provide management services to Scores, all on the terms and conditions of this Agreement.

2.                  Agreement to Provide Management Services. MLH hereby agrees to provide to Scores the management services (the “Services”) listed in Schedule "A" attached hereto and hereby made a part hereof. MLH's key personnel will devote as much of their business time and effort to the provision of Services hereunder as is reasonably required for the prompt and efficient accomplishment of the Services to be provided. MLH agrees further to comply with the reasonable directions of Scores and to use its best efforts to promote Scores' interests.

3.                  Management Fees. In consideration for the Services to be rendered by MLH to Scores hereunder, Scores shall pay to MLH a fee (the “Annual Fee”) in the amount of $30,000 per annum for each year during the period commencing on January 1, 2013 and ending on the date of the termination this Agreement. The Annual Fee shall be payable in quarterly installments, payable in arrears beginning on April 1, 2013 and on the same calendar day of every third month thereafter until the date of termination of this Agreement.

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4.                  Expenses. Scores shall reimburse MLH promptly upon request for travel and other out-of-pocket expenses reasonably incurred in connection with the performance of Services pursuant to this Agreement, subject to the provision by MLH of satisfactory documentation of such expenses.

5.                  Status. It is the intention of the parties that MLH shall be an independent contractor pursuant to this Agreement, and that this Agreement shall not be construed to create or give rise to any partnership, agency or joint venture.

6.                  Term And Termination.

a)       This Agreement became effective as of the Effective Date and shall continue in effect until either party provides the other party with ten days’ written notice of its intent to terminate this Agreement. This Agreement shall thereupon terminate upon the date (the “Termination Date”) specified for termination in such notice.

b)       Upon termination of this Agreement, any earned but unpaid compensation and any unreimbursed expenses due to MLH pursuant to Sections 3 or 4 of this Agreement as of the Termination Date shall be paid by Scores to MLH.

c)       The provisions of Section 6(b) shall survive the termination of this Agreement and remain binding and in effect.

7.                  Representations and Warranties.

a)       MLH represents and warrants to Scores that:

                                            i.        MLH has the full power and authority to execute, deliver and perform its obligations under this Agreement. MLH’s execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not: (x) with or without the passage of time, the giving of notice or both, constitute or result in a breach or default under or conflict with any order, ruling, judgment, writ, decree or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement, instrument or other undertaking, to which MLH is a party or by which MLH is bound; or (y) require MLH to obtain any consent, approval or action of, make any filing with, or give any notice to any person or entity as a result or under the terms of, or relieve any third party of any obligation to MLH under any such order, ruling, judgment, writ, decree, regulation, agreement, instrument or other undertaking.

                                          ii.         MLH has the capability, experience, resources and means required to perform the Services under this Agreement.

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                                        iii.          All Services performed under this Agreement will be performed in a professional, diligent and timely manner in accordance with this Agreement. MLH agrees that it shall ensure that any personnel engaged in the provision of the Services shall perform the Services with all due care and skill.

                                        iv.          MLH is not a party to or bound by any agreement, understanding or restriction that would or may be breached by MLH’s engagement with and provision of Services to the Company or by MLH’s execution and full performance of this Agreement.

b)       Scores represents and warrants to MLH that Scores has the full power and authority to execute, deliver and perform its obligations under this Agreement. Scores’ execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not: (i) with or without the passage of time, the giving of notice or both, constitute or result in a breach or default under or conflict with any order, ruling, judgment, writ, decree or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement, instrument or other undertaking, to which Scores is a party or by which Scores is bound; or (ii) require Scores to obtain any consent, approval or action of, make any filing with, or give any notice to any person or entity as a result or under the terms of, or relieve any third party of any obligation to Scores under any such order, ruling, judgment, writ, decree, regulation, agreement, instrument or other undertaking.

8.                  Miscellaneous.

a)       This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein and may be altered, amended or superseded only by an Agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement may be assigned by either party only with the written consent of the other.

b)       If any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

c)       This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

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d)       All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (i) delivered personally to the recipient, (ii) telecopied to the recipient (with hard copy sent to the recipient by overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York time on a business day, and otherwise on the next business day, (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) received via electronic mail by the recipient (with hard copy sent to the recipient by overnight courier service (charges prepaid) that same day) if received via electronic mail before 5:00 p.m. New York time on a business day, and otherwise on the next business day after such receipt. Such notices, demands, and other communications shall be sent to the address for such recipient indicated below:

If to Scores:	Scores Holding Company, Inc.

533-535 West 27th Street

New York, NY 10001

Attention: Robert M. Gans, Chief Executive Officer

Electronic Mail:

If to MLH	Metropolitan Lumber &Hardware

617 11th Avenue

New York, NY 10036

Attention: Neal S. Greenfield

Electronic Mail: ngreenfield@scoresholding.com

e)       This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed in that State. Scores and MLH hereby irrevocably and unconditionally (i) agree that any action or proceeding arising under this Agreement shall be brought only in any state or federal court (a “New York Court”) located in the County of New York in the State of New York, (ii) consent to submit to the exclusive jurisdiction of the New York Court for purposes of any such action or proceeding, (iii) waive any objection to the laying of venue of any such action or proceeding in the New York Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the New York Court has been brought in an improper or inconvenient forum.

f)        This Agreement may be executed by facsimile or .pdf in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Management Services Agreement to be executed and delivered as of the date first above written.

SCORES HOLDING COMPANY, INC.

By:/s/Robert M. Gans
Name: Robert M. Gans
Title: President and Chief Executive Officer

METROPOLITAN HARDWARE, LUMBER AND BUILDING SUPPLIES, INC.

By:/s/Spencer Simon
Name: Spencer Simon
Title: Vice President

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SCHEDULE A

TO MANAGEMENT SERVICES AGREEMENT

DATED AS OF JANUARY 1, 2013

BETWEEN

SCORES HOLDING COMPANY, INC.

AND

METROPOLITAN LUMBER, HARDWARE AND BUILDING SUPPLIES, INC.

Provision of Executive Officers

Provision of Robert M. Gans to serve as President, Chief Executive Officer and a director of Scores.

Provision of Howard Rosenbluth to serve as Treasurer, Chief Financial Officer, Secretary and a director of Scores

Management Services

Strategic planning

Contracting (including but not limited to negotiating license agreements with prospective licensees) and contract compliance

Identification and development of new commercial avenues for exploitation of the Scores brand

Marketing

Financial reporting and accounting services

Retention and interface with independent auditors and counsel

Investor relations

Compliance with the requirements of federal and state securities laws, including but not limited to the periodic reporting provisions thereof

Compliance with the requirements of any securities exchange or reporting service on which Scores’ common shares are traded

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Arrangement/management of domestic bank facilities

Assistance in identifying/retaining key personnel and other service providers

Cash flow management

Service with respect to potential acquisitions

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